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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 28, 1999

                                  INFOUSA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                     0-19598                 47-0751545
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA                  68127
(Address of principal executive offices)               (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (402) 593-4500

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



ITEM 5.  OTHER EVENTS

         On May 28, 1999 infoUSA Inc., a Delaware corporation ("infoUSA" or "Registrant"), Hugo Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of infoUSA ("Merger Sub"), First Data Corporation, a Delaware corporation ("Seller Parent"), First Data Information Management Group, Inc., a Delaware corporation and wholly owned subsidiary of Seller Parent ("Seller"), DM Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Seller ("Holdco"), Donnelley Marketing Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Holdco ("Parent") and Donnelley Marketing, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Donnelley Marketing") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with respect to the acquisition by infoUSA of Donnelley Marketing, Parent and Holdco. Pursuant to the Merger Agreement, Merger Sub shall be merged with and into Holdco upon satisfaction of conditions to consummation (the "Merger"). Following the merger, the separate corporate existence of Merger Sub shall cease and Holdco shall continue as the surviving corporation.

         The aggregate purchase price payable for all of the outstanding capital stock of Holdco in the merger shall be $200 million in cash. InfoUSA will finance the purchase price by obtaining bank funding with respect to an aggregate of $195 million (the "Bank Financing"). To this effect, it obtained a financing commitment letter, subject to certain conditions from Bankers Trust Company who will lead a syndicate of banks as administrative agent for the financing.


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         The Merger is subject to certain conditions to close including obtaining the Bank Financing and expiry or early termination of all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The waiting period under the HSR Act was terminated by the Federal Trade Commission effective June 14, 1999. The Merger is expected to be completed in July 1999 (the "Closing"). The Merger Agreement provides for a no shop provision for Seller Parent, Seller, Holdco, Parent and Donnelley Marketing and their subsidiaries, and provides that infoUSA will pay Seller a $2.5 million break-up fee if the Closing does not take place due to certain conditions.

         At Closing, infoUSA and Donnelley Marketing respectively shall enter into certain database license agreements with two affiliates of First Data
Corporation: First Data Resources, Inc. and Hogan Information Services, Inc. In addition, infoUSA and Donnelley Marketing respectively will enter into certain services agreements and data center agreements with Seller Parent, First Data Technologies, Inc. and First Data Resources, Inc. At the Closing, Seller Parent will grant infoUSA a nine-month option to acquire Hogan Information Services, Inc. for $30 million.

         A copy of the press release issued by infoUSA and First Data Corporation concerning the Merger Agreement and the proposed merger is filed herewith as Exhibit 99.1 and incorporated by reference herein. A copy of the Merger Agreement is filed herewith as Exhibit 99.2 and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         99.1 News release dated June 1, 1999 relating to the merger contemplated in accordance with the Agreement and Plan of Reorganization by and among infoUSA Inc., Hugo Acquisition Corporation, First Data Corporation, First Data Information Management Group, Inc., DM Holdings, Inc., Donnelley Marketing Holdings, Inc., and Donnelley Marketing, Inc. dated as of May 28, 1999.

         99.2 Agreement and Plan of Reorganization by and among infoUSA Inc., Hugo Acquisition Corporation, First Data Corporation, First Data Information Management Group, Inc., DM Holdings, Inc., Donnelley Marketing Holdings, Inc., and Donnelley Marketing, Inc. dated as of May 28, 1999.



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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               infoUSA Inc.
                               (Registrant)



Date:  June 14, 1999           By:   /s/ Stormy L. Dean
                                     ------------------------------------------
                                     Stormy L. Dean, Controller and Acting Chief
                                     Financial Officer (for Registrant and as
                                     Principal Financial Officer)


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                                 EXHIBIT INDEX

EXHIBIT
  NO.                                 DESCRIPTION
-------                               -----------

  99.1 News release dated June 1, 1999 relating to the merger contemplated in accordance with the Agreement and Plan of Reorganization by and among infoUSA Inc., Hugo Acquisition Corporation, First Data Corporation, First Data Information Management Group, Inc., DM Holdings, Inc., Donnelley Marketing Holdings, Inc., and Donnelley Marketing, Inc. dated as of May 28, 1999.

   99.2 Agreement and Plan of Reorganization by and among infoUSA Inc., Hugo Acquisition Corporation, First Data Corporation, First Data Information Management Group, Inc., DM Holdings, Inc., Donnelley Marketing Holdings, Inc., and Donnelley Marketing, Inc. dated as of May 28, 1999.